(a) Statement of Net Assets (as of April 2013) (All Share			USD=	97.92
Classes)

			(As of the end of April
			2013)

			JPY (in thousands
		US$	except column V)
		249,836,423,09
I. Total Assets		7	24,463,982,550

II Total Liabilities		1,417,367,264	138,788,602
		248,419,055,83
III. Total Net Assets (I - II)	*	3	24,325,193,947
IV. Total Number of Shares
Outstanding	**	5,825,637,844	Shares
V. Net Asset Value per Share (III /
IV)	***	42.64	4,175

* Total Net Assets for Investor Shares =
$[92,413,685,141.34]
** Total Number of Shares Outstanding for Investor Shares =
[ 2,307,029,395.5810]
*** Net Asset Value per Share for Investor Shares = $[40.06]

[for performance report]			(As of the end of
			December 2012)

			JPY (in thousands
		US$	except column V)
		212,112,270,20
I. Total Assets			20,770,033,498
		0
II Total Liabilities		1,742,613,640	170,636,728
		210,369,656,56
III. Total Net Assets (I - II)			20,599,396,770
	*	0

IV. Total Number of Shares		5,559,649,502	Shares
Outstanding	**

V. Net Asset Value per Share (III /		37.84	3,705
IV)	***

* Total Net Assets for Investor Shares =
$[78,935,858,027.01]
** Total Number of Shares Outstanding for Investor Shares =
[2,214,586,389.2190]

*** Net Asset Value per Share for Investor Shares = $[35.64]